                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             DYERSBURG CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             DYERSBURG CORPORATION
                     15720 JOHN J. DELANEY DRIVE, SUITE 445
                        CHARLOTTE, NORTH CAROLINA 28277

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 26, 2000

      As a shareholder of Dyersburg Corporation (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Shareholders of the Company to be held at the Ballantyne Country Club, 11120 Ballantyne Crossing, Charlotte, North Carolina 28277 on Wednesday, January 26, 2000, at 9:00 a.m. local time for the following purposes:

      1. To elect three Class II directors to serve for a term of three years and until their successors are duly elected and qualified and to elect two Class III directors to serve for a term of one year and until their successors are duly elected and qualified;

      2. To amend the Company's 1992 Stock Incentive Plan (the "1992 Stock Plan") to increase the number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), available for grant under the 1992 Stock Plan by 1,000,000 shares; and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record of Common Stock at the close of business on December 13, 1999 are entitled to notice of and to vote at the meeting.

      Whether or not you expect to attend the meeting, management desires to have the maximum representation at the meeting and respectfully requests that you date, execute, and mail promptly the enclosed proxy in the enclosed stamped envelope, which requires no postage if mailed in the United States. A proxy may be revoked by a shareholder any time prior to its use as specified in the enclosed proxy statement.

                                                BY ORDER OF THE BOARD OF
                                                DIRECTORS,

                                                /S/WILLIAM S. SHROPSHIRE, JR.
                                                WILLIAM S. SHROPSHIRE, JR.
                                                SECRETARY
Charlotte, North Carolina
December 13, 1999

                             DYERSBURG CORPORATION

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 26, 2000

To Our Shareholders:

      This Proxy Statement is furnished to shareholders of Dyersburg Corporation (the "Company") in connection with the solicitation of proxies by the board of directors of the Company (the "Board of Directors") to be voted at the annual meeting of shareholders (the "Annual Meeting") to be held at the date, time, and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, or at any adjournment or adjournments thereof. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to shareholders is December 17, 1999. The principal executive offices of the Company are located at 15720 John J. Delaney Drive, Suite 445, Charlotte, North Carolina 28277.

      The record of shareholders entitled to vote at the Annual Meeting was taken at the close of business on December 13, 1999 (the "Record Date"). On such date, 13,347,231 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), having one vote each were outstanding.

      Shares represented by valid proxies will be voted in accordance with instructions contained therein, or, in the absence of such instructions, in accordance with the Board of Directors' recommendations. Any shareholder of the Company has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by any action inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy, or personally appearing at the Annual Meeting and casting a contrary vote. No such revocation will be effective, however, unless and until notice of such revocation has been received by the Company at or prior to the Annual Meeting.

      The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of mail, officers of the Company may solicit proxies by telephone or telecopy. Upon request, the Company will reimburse brokers, dealers, banks, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of the Common Stock.

                      PROPOSAL ONE - ELECTION OF DIRECTORS

      The Board of Directors is divided into three classes (Class I, Class II, and Class III). At each annual meeting of shareholders, directors constituting one class are elected for a three-year term. Directors who were elected to fill a vacancy in a class whose term expires in a later year are elected for a term equal to the remaining term for their respective class. The Amended and Restated Charter of the Company provides that each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The current Board of Directors is comprised of ten members. Five members of the Board of Directors will be elected at the Annual Meeting.

      The Board of Directors has nominated and recommends to the shareholders, L.R. Jalenak, Jr., T. Eugene McBride and John D. Howard for election as Class II directors to serve until the annual meeting of shareholders in 2003 and until such time as their respective successors are duly elected and qualified. Messrs. Jalenak, McBride and Howard are currently Class II directors of the Company having been previously elected by the shareholders. The Board of Directors has nominated and recommends M.L. Fontenot and James P. Casey for election as Class III directors to serve until the annual meeting of shareholders in 2001 and until such time as their respective successors are duly elected and qualified. Both Mr. Fontenot and

Mr. Casey are currently serving as directors of the Company having been previously elected by the Board of Directors to fill vacancies on the Board of Directors.

      Each of Messrs. Manohar, Shankar and Ganot were appointed to the Board of Directors pursuant to an Agreement, dated as of April 8, 1997 (the "Texmaco Agreement"), among Polysindo Hong Kong Limited ("Texmaco"), PT. Texmaco Jaya, an Indonesian corporation and affiliate of Texmaco, and the Company, entered into in connection with the acquisition by Texmaco of 3,000,000 shares of the Company's Common Stock from certain shareholders of the Company. Pursuant to the Texmaco Agreement, the Company agreed to fill three vacancies on the Board of Directors with designees of Texmaco reasonably acceptable to the Board of Directors. The members of the Board of Directors not affiliated with Texmaco (the "Disinterested Directors") are obligated pursuant to the Texmaco Agreement to recommend each of the Texmaco designees for election at each annual meeting of the Company's shareholders at which each such designee shall stand for election. At such time as Texmaco and its affiliates own less than 20% but at least 15% of the Company's outstanding Common Stock, Texmaco is only entitled to two designees. Between 15% and 10%, Texmaco is only entitled to one designee and at less than 10%, Texmaco is not entitled to any designees. Pursuant to the Texmaco Agreement, Texmaco has agreed to vote its shares of Common Stock in accordance with the recommendation of the Disinterested Directors with respect to the election of directors.

      If any of the nominees should become unable to accept election, the persons named in the proxy may vote for such other person or persons as may be designated by the Board of Directors. Management has no reason to believe that any of the nominees named above will be unable to serve. Certain information with respect to directors who are nominees for election at the Annual Meeting and with respect to directors who are not nominees for election at the Annual Meeting is set forth on the following pages.

      The directors shall be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting. The Board of Directors recommends that the shareholders vote FOR all of the director nominees.

         NAME           AGE                PRINCIPAL OCCUPATION/DIRECTORSHIPS               DIRECTOR SINCE
         ----           ---                ----------------------------------               --------------
DIRECTOR NOMINEES
Class II Directors
(Terms Expire 2003)
L.R. Jalenak, Jr.       69    Mr. Jalenak retired in December 1993 from the position of          1992
                              Chairman of the Board of Cleo Inc., a Gibson Greetings
                              Company manufacturing giftwrap, greeting cards, and related products, a position he had held since June 1990. For over ten years prior to June 1990. Mr. Jalenak was President and
                              Chief Executive Officer of Cleo Inc. Mr. Jalenak is also a director of Perrigo Company and Lufkin Industries, and is an independent trustee and vice-chairman of First Funds, a
                              family of mutual funds managed by First Tennessee Bank,
                              Memphis, Tennessee.
T. Eugene McBride       56    Mr. McBride is Chairman of the Board and Chief Executive           1989
                              Officer of the Company. He joined the Company in September
                              1988 as Executive Vice President. Mr. McBride was named
                              Chief Operating Officer of the Company in January 1989,
                              Chief Executive Officer in September 1990, and Chairman of
                              the Board in July 1995. In addition, Mr. McBride served as
                              President of the Company from January 1989 until July 1997.

         NAME           AGE                PRINCIPAL OCCUPATION/DIRECTORSHIPS               DIRECTOR SINCE
         ----           ---                ----------------------------------               --------------
John D. Howard          47    Mr. Howard has been a Senior Managing Director of Bear             1998
                              Stearns & Co., a merchant banking firm, since March 1997 and the Chief Executive Officer of Gryphon Capital Partners
                              Corporation, a merchant banking firm, from July 1996 through
                              1997. Previously, Mr. Howard was the Co-Chief Executive
                              Officer of Vestar Capital Partners, Inc., a merchant banking firm, from 1990 to 1996. Mr. Howard had been a director of the Company from 1986 through July 1997 and since January
                              1998. Mr. Howard also serves as a director of Celestial
                              Seasonings, Inc. and Safety First Inc.
M.L. Fontenot           56    Mr. Fontenot is President and Chief Operating Officer of the       1999
                              Company. He joined the Company in January 1999 as President of Marketing and a director. Mr. Fontenot was named
                              President and Chief Operating Officer in July 1999. Prior to
                              joining the Company, Mr. Fontenot was President and Chief
                              Executive Officer of Decorative Home Accents from 1996-1998 and President and Chief Executive Officer of Perfect Fit
                              Industries from 1989-1996.
James P. Casey          58    Mr. Casey has been Vice President of Government Affairs of         1999
                              Wellman, Inc. since 1999. From 1993 to 1999, Mr. Casey was
                              President of Wellman, Inc.'s Fiber Division. Prior to his
                              tenure with Wellman, Inc., Mr. Casey was Vice President of
                              Marketing for Fiber Industries. Mr. Casey serves on the
                              Board of Directors of the Fashion Institute of Technology
                              and on the Board of Trustees of Philadelphia University.
CONTINUING DIRECTORS
Class III Director
(Term Expires 2001)
Ravi Shankar            36    Mr. Shankar has been a Vice President of Operations in             1997
                              Texmaco's Textile division and Director of Texmaco Perkasa
                              Engineering since 1987. Mr. Shankar was appointed to the
                              Board of Directors as a designee of Texmaco.
Class I Directors
(Terms Expire 2002)
P. Manohar              46    Mr. Manohar has been Group Executive Vice President/Finance        1997
                              of Texmaco Group since 1989. Prior to that time, he held
                              Finance Executive positions in various companies of the
                              Texmaco Group and with SRF Ltd., an Indian textile company.
                              Mr. Manohar was appointed to the Board of Directors as a
                              designee of Texmaco.
Mickey Ganot            48    Mr. Ganot has been the Director of Global Marketing of             1997
                              Texmaco since 1993. Prior to joining Texmaco, he served as
                              Corporate Vice President of Manufacturing and Operations of
                              Liz Claiborne. Mr. Ganot was appointed to the Board of
                              Directors as a designee of Texmaco.
Julius Lasnick          70    Mr. Lasnick, now retired, was the President-Manufacturing of       1992
                              Springs Industries, Inc., a textile company, from 1991 until
                              April 1993. From 1986 until April 1993 he also served as
                              Executive Vice President and a director of Springs
                              Industries, Inc. Mr. Lasnick is also a director of National
                              Spinning Co., Inc.
Donna M. Randall        46    Donna M. Randall, PhD., has been Interim Senior Vice Provost       1998
                              for Academic Affairs at The University of Memphis since
                              February 1999. Prior to that time, she served as Dean and
                              Professor of Management, Fogelman College of Business and
                              Economics, The University of Memphis from 1995 to 1999. Dr.
                              Randall serves on the Advisory Board of Enterprise National
                              Bank.

      The Board of Directors holds regular quarterly meetings and meets on other occasions when required by special circumstances. Certain directors also devote their time and attention to the Board's principal standing committees. The committees, their primary functions, and memberships are as follows:

      Executive Committee -- This committee is authorized generally to act on behalf of the Board of Directors between scheduled meetings of the Board, subject to certain limitations established by the Board and applicable corporate law. The Executive Committee is also given specific authorization by the Board, from time to time, with respect to certain matters. Members of the Executive Committee are T. Eugene McBride, Mickey Ganot, and Julius Lasnick.

      Audit Committee -- This committee makes recommendations to the Board of Directors with respect to the Company's financial statements and the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with the Company's independent auditors concerning, among other things, the scope of audits and reports, and reviews the performance of the overall accounting and financial controls of the Company. Members of the Audit Committee are L.R. Jalenak, Jr., Julius Lasnick and Donna M. Randall.

      Compensation Committee -- This committee has the responsibility for reviewing and approving the salaries, bonuses, and other compensation and benefits of executive officers, reviewing and advising management regarding benefits and other terms and conditions of compensation of management, and administering the Company's 1992 Stock Incentive Plan (the "1992 Stock Plan") and the Nonqualified Stock Option Plan for Employees of Acquired Companies (the "Stock Option Plan"). Members of the Compensation Committee are L.R. Jalenak Jr. and Julius Lasnick. See "Compensation Committee Report on Executive Compensation."

      Nominating Committee -- This committee is responsible for reviewing the size and composition of the Board of Directors and the qualifications of possible candidates for the Board of Directors and making recommendations respecting nominees to be proposed to shareholders for election at each Annual Meeting. In accordance with the Company's Bylaws, nominations for election to the Board of Directors may be made by the Board of Directors, a nominating committee appointed by the Board of Directors, or by any shareholder entitled to vote for the election of directors. Nominations made by shareholders must be made by written notice (setting forth the information required by the Company's Bylaws) received by the Secretary of the Company at least 120 days in advance of an annual meeting or within 10 days of the date on which notice of a special meeting for the election of directors is first given to shareholders. Members of the Nominating Committee are L.R. Jalenak, Jr. Julius Lasnick, and Donna M. Randall.

      Mergers and Acquisitions Committee. -- This committee is responsible for exploring opportunities for growth through acquisitions. Members of the Mergers and Acquisitions Committee are John D. Howard, T. Eugene McBride,
      P. Manohar, L.R. Jalenak, Jr., and Julius Lasnick.

      The Board of Directors held five meetings during the fiscal year ended October 2, 1999 ("fiscal 1999"). The Executive Committee held no meetings during fiscal 1999, the Audit Committee held three meetings during fiscal 1999, the Compensation Committee held two meetings during fiscal 1999, the Nominating Committee held no meetings during fiscal 1999, the Mergers and Acquisitions Committee held no meetings during fiscal 1999, and the Disinterested Directors held no meetings during fiscal 1999. Each of the directors, other than P. Manohar and Ravi Shankar, attended at least 75% of the meetings of the Board of Directors and the committees on which such director served.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      As of December 13, 1999, there were 13,347,231 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each of the matters to be voted on at the Annual Meeting. The following table sets forth, as of November 26, 1999 unless otherwise noted, the beneficial ownership of each current director (including the five nominees for director), each of the executive officers named in the Summary Compensation Table beginning on page 6 hereof (the "Named Executive Officers"), the executive officers and directors as a group, and each shareholder known to management of the Company to own beneficially more than 5% of the outstanding Common Stock. Unless otherwise indicated, the Company believes that the beneficial owner set forth in the table has sole voting and investment power.

                                                            Amount and Nature of      Percent of
               Name of Beneficial Owner                  Beneficial Ownership(1)(2)     Class
-------------------------------------------------------  --------------------------   ----------
T. Eugene McBride                                                    279,415             2.1%
M.L. Fontenot                                                         23,000                *
Donald L. Carswell                                                    10,000                *
William S. Shropshire, Jr.                                            50,200                *
Stephen J. Dauer                                                     114,937(3)             *
Julius Lasnick                                                        22,573                *
L.R. Jalenak, Jr.                                                     40,073                *
John D. Howard                                                         6,588                *
Donna M. Randall                                                       6,231                *
James P. Casey                                                            --                *
P. Manohar                                                                --(4)             *
Ravi Shankar                                                              --(4)             *
Mickey Ganot                                                              --(4)             *
Marimutu Sinivisan                                                        --(5)             *
Texmaco                                                            3,000,000(6)          22.2
Dimensional Fund Advisors, Inc.                                      798,100(7)           5.9
Directors and executive officers as a group                          824,050              6.1
  (19 persons)

------------------------------
 *     Less than one percent.
(1) Pursuant to the rules of the Securities and Exchange Commission (the "SEC"), shares of Common Stock subject to options held by directors and executive officers of the Company that are exercisable within 60 days of the date hereof are deemed outstanding for the purpose of computing such director's or executive officer's beneficial ownership and the beneficial ownership of all executive officers and directors as a group.
(2) Includes shares of Common Stock issuable upon the exercise of options granted pursuant to the 1992 Stock Plan held by the individual in the following amount: Mr. McBride, 43,414; Mr. Fontenot, 6,000; Mr. Carswell, 6,000; Mr. Shropshire, 33,000; Mr. Dauer, 14,911; Mr. Lasnick, 9000; Mr.
       Jalenak, 9,000; Mr. Howard, 5,000; Dr. Randall, 5,000; and directors and executive officers as a group, 131,325.
(3)    Includes 300 shares of Common Stock owned by Mr. Dauer's spouse.
(4) Excludes shares held by Texmaco that may be deemed to be beneficially owned because such person is a Texmaco designee to the Company's Board of Directors pursuant to the Texmaco Agreement.
(6) Excludes shares held by Texmaco that may be deemed to be beneficially owned because such person is a controlling person of Texmaco.
(7) Address: Sentra Mulia Suite 1008, 10th Floor, JI. H.R. Resuna Said Kav. X-6 No. 8, Jakarta-12540 Indonesia.
(8) Source of data is most recent Form 13F-NT quarterly filing for the quarter ended September 30, 1999. Address: 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      Unless the context otherwise requires, the term "Company" as used in connection with executive compensation refers to the Company and its wholly owned operating subsidiaries, Dyersburg Fabrics Limited Partnership, I ("Dyersburg Fabrics"), IQUE Limited Partnership, I ("IQUE"), United Knitting Limited Partnership, I ("United Knitting"), and AIH Inc. ("Alamac"). The following table provides information as to annual, long-term, and other compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and to each of the other Named Executive Officers of the Company for services rendered in all capacities to the Company and its subsidiaries.

                                                                           Long-Term
                                                                      Compensation Awards
                                                                      -------------------
                                             Annual Compensation          Securities
                                            ---------------------         Underlying           All Other
Name and Principal Positions  Fiscal Year    Salary      Bonus            Options(#)        Compensation(1)
----------------------------  -----------   --------   ----------     -------------------   ---------------
T. Eugene McBride,               1999       $310,752   $       --            60,000             $ 4,682
  Chairman and Chief             1998        311,929           --             6,000              44,031
  Executive Officer              1997        282,802      211,875                --              19,871
M.L. Fontenot,                   1999       $201,676   $  117,000            60,000             $   508
  President and Chief            1998             --           --                --                  --
  Operating Officer              1997             --           --                --                  --
Donald L. Carswell,              1999       $201,684   $   39,562(2)         10,000             $ 1,763
  President of International     1998         70,830           --            20,000                  --
  Operations                     1997             --           --                --                  --
William S. Shropshire, Jr.,      1999       $190,008   $       --             1,500             $ 2,246
  Executive Vice President,      1998        189,174           --             5,000              26,009
  Chief Financial Officer,       1997        181,550      120,000            25,000              15,040
  Secretary and Treasurer
Stephen J. Dauer,                1999       $185,016   $                      8,000             $ 5,370
  Sr. Vice President-Sales       1998        182,262           --             4,000              24,792
                                 1997        178,072      112,500                --              18,234

------------------------------
(1) Includes contributions by the Company in fiscal 1999 to the Dyersburg Fabrics Inc. Profit Sharing Plan (the "Profit Sharing Plan") and to the Company's Deferred Compensation Plan and premiums paid by the Company for term life insurance provided for the benefit of the Named Executive Officer, all as reflected in the table below.

                                                       Deferred         Group Term Life
Name                         Profit Sharing Plan   Compensation Plan   Insurance Premiums
---------------------------  -------------------   -----------------   ------------------
T. Eugene McBride                   $547                $2,875               $1,260
M.L. Fontenot                         --                    --                  508
Donald L. Carswell                   547                    --                1,216
William S. Shropshire, Jr.           547                   741                  958
Stephen J. Dauer                     547                 3,891                  932

(2) Represents a stock grant of 4,000 shares of Common Stock valued at $20,750 and a cash bonus of $18,812.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

      The following table sets forth certain information concerning options granted in fiscal 1999:

                                             Individual Grants                     Potential Realizable Value at
                          -------------------------------------------------------     Assumed Annual Rates of
                           Number of     Percent of Total                           Stock Price Appreciation for
                           Securities      Options/SARs                                     Option Term
                           Underlying       Granted to      Exercise               ------------------------------
                          Options/SARs     Employees in     or Base    Expiration
Name                        Granted        Fiscal Year       Price        Date         5%                 10%
------------------------  ------------   ----------------   --------   ----------  ----------          ----------
T. Eugene McBride            60,000           19.42%         $3.63      11/3/08     $136,800            $347,400
M.L. Fontenot                60,000           19.42           3.13      1/27/09      118,200             299,400
Donald L. Carswell           10,000            3.23           3.63      11/3/08       22,800              57,900
Williams S. Shropshire,      15,000            4.85           3.63      11/3/08       34,200              86,850
  Jr.
Stephen J. Dauer              8,000            2.59           3.63      11/3/08       18,240              46,320

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

      The following table provides information as to options exercised by the Named Executive Officers during fiscal 1999. The numbers and value of the unexercised options held by the Named Executive Officers are also set forth in the following table. None of the Named Executive Officers has held or exercised separate stock appreciation rights ("SARs").

                                                           Number of Securities          Value of Unexercised
                                                          Underlying Unexercised             In-the-Money
                                 Shares       Value     Options at Fiscal Year End    Options at Fiscal Year-End
                               Acquired on   Realized   ---------------------------   ---------------------------
Named Executive Officer        Exercise(#)     ($)      Exercisable   Unexercisable   Exercisable   Unexercisable
-----------------------------  -----------   --------   -----------   -------------   -----------   -------------
T. Eugene McBride............    --            $--       43,414          48,000         -$-            -$-
M.L. Fontenot................    --            --        6,000           24,000         --             --
Donald L. Carswell...........    --            --        6,000           24,000         --             --
William S. Shropshire, Jr....    --            --        33,000          12,000         --             --
Stephen J. Dauer.............    --            --        14,911           6,400         --             --

COMPENSATION OF DIRECTORS

      Directors who are not employees of the Company or Texmaco designees are entitled to receive an annual fee of $12,000 in cash and $4,000 worth of Common Stock, plus $1,000 for each Board of Directors meeting attended and $500 for each committee meeting attended. Directors who are not employees of the Company or Texmaco designees also received a grant of 1,231 shares of Common Stock during the past fiscal year. In addition, those directors who serve as a chairman of a committee receive a $2000 retainer and those directors who serve on a committee receive a $1000 retainer. Directors who are employed by the Company receive no directors' fees. All directors are reimbursed for their expenses incurred in attending meetings.

      As of the date hereof, the 1992 Stock Plan provides for automatic grants of non-qualified stock options to directors who have not served as an officer or employee of the Company or any Subsidiary or Affiliate, or any person beneficially owning five percent or more of the Common Stock of the Company ("Outside Directors"). Options to purchase 5,000 shares of Common Stock are automatically granted to Outside Directors upon their initial election to the Board of Directors. In addition, options to purchase 2,000 shares of Common Stock are automatically granted to each Outside Director upon his reelection to the Board of Directors if such director has served as such for at least one year prior to such reelection. The exercise price of such options is equal to the fair market value of the Common Stock on the date of election. The term of such options is ten years, and they are exercisable immediately after the date of grant.

                              CERTAIN TRANSACTIONS

RELATIONSHIP WITH TEXMACO

      Texmaco is a Hong Kong corporation under common control with P.T. Polysindo Eka Perkasa and PT. Texmaco Jaya. Texmaco is a vertically integrated polyester chemical and textile manufacturer based in Jakarta, Indonesia. The mailing address and telephone number of the principal executive office of Texmaco are Sentra Mulia Suite 1008, 10th Floor, JI. H.R. Resuna Said Kav. X-6 No. 8, Jakarta-12540 Indonesia, 0-11-62-21-522-9390. Marimutu Sinivisan is a controlling person of Texmaco.

      On April 8, 1997, Texmaco acquired from certain shareholders of the Company 3,000,000 shares or approximately 22.8% of the outstanding Common Stock. In connection with such purchase, Texmaco stated its intention to acquire additional shares of Common Stock so that it would own a majority of the Common Stock prior to November 5, 1998. On November 5, 1998, Texmaco owned 3,000,000 shares of Common Stock. On April 8, 1997, the Company and Texmaco entered into the Texmaco Agreement pursuant to which the Company and Texmaco made certain agreements, including:

             1. If Texmaco and its affiliates do not own more than 50% of the Company's outstanding Common Stock within 18 months following the Closing Date, Texmaco and its affiliates shall be prohibited from acquiring additional shares of Common Stock, except pursuant to certain specified exceptions, such as Texmaco's exercise of its preemptive rights, described below, and Texmaco's receipt of stock dividends from the Company.

             2. Texmaco shall have preemptive rights to acquire additional shares of Common Stock in the event the Company proposes to issue additional shares, except in certain specified events, such as (i) stock dividends, stock splits, recapitalizations, or other subdivisions of shares of Common Stock and (ii) issuances of shares of Common Stock or related options to employees, officers, and directors of, and consultants to, the Company pursuant to the Company's current stock incentive plan.

             3. Subject to certain limited exceptions set forth in the Texmaco Agreement, Texmaco and its affiliates shall not sell or otherwise transfer any shares of the Common Stock that they may own without first offering to sell such shares to the Company.

             4. Texmaco is entitled to designate three persons who are senior executive officers of Texmaco to serve on the Company's Board of Directors. However, if at any time Texmaco and its affiliates own less than 20% but at least 15% of the outstanding Common Stock, Texmaco shall be entitled to only two designees. If at any time Texmaco and its affiliates own less than 15% but at least 10% of the outstanding Common Stock, Texmaco shall be entitled to only one designee. If at any time Texmaco and its affiliates own less than 10% of the outstanding Common Stock, Texmaco shall not be entitled to any designees.

             5. Texmaco shall use its best efforts to ensure that the Company's Board of Directors has at all times four disinterested members, who shall be persons who are not affiliates of Texmaco and who are not Texmaco's designees to the Board of Directors.

             6. Any transaction between the Company and Texmaco or its affiliates shall be on terms no less favorable than those that would be obtained from unaffiliated parties in arms' length transactions, and any such transaction or series of related transactions that exceeds $1,000,000 must be approved by a committee comprised of the Company's disinterested directors.

             7. Texmaco shall have the right to request that the Company effect registration under the Securities Act of 1933, as amended (the "1933 Act"), of the shares owned by Texmaco and its affiliates, subject to certain conditions including, without limitation, the Company shall be obligated to effect no more than three such demand registrations under a Registration Statement on Form S-3 and no more than two such demand registrations under a Registration Statement on Form S-1. In the event that the Company proposes to register shares of its Common Stock under the 1933 Act, Texmaco shall have the right to request that shares of the Common Stock owned by it be included in such registration, subject to certain customary restrictions.

      Pursuant to the Texmaco Agreement, Texmaco has designated P. Manohar, Ravi Shankar, and Mickey Ganot as nominees to the Company's Board of Directors. By virtue of its ownership in the Company and representation on the Company's Board of Directors, Texmaco is in a position to exert substantial influence on the business policies of the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, the Company's executive officers, and persons who beneficially own more than ten percent of the Common Stock to file reports of ownership and changes in ownership with the SEC. Such directors, officers, and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on the Company's review of the copies of such forms furnished to the Company, or written representations from certain reporting persons, the Company believes that during fiscal 1999 its officers, directors, and greater than ten percent beneficial owners were in compliance with all applicable filing requirements.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Board of Directors of the Company is currently comprised of L.R. Jalenak, Jr. and Julius Lasnick. None of the above mentioned persons has at any time been an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served during fiscal 1999 as a member of the compensation committee or as a director of any entity of which any of the Company's directors serves as an executive officer.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The compensation of the Company's executive officers and key managers (collectively referred to in this report as "executives") is reviewed and approved annually by the Compensation Committee of the Board of Directors, currently comprised of two non-employee directors. In addition to reviewing and approving executives' salary and bonus arrangements, the Compensation Committee establishes policies and guidelines for other benefits and administers the awards of stock and stock options pursuant to the Company's stock plans. The Compensation Committee is assisted in making compensation decisions by the Company's Chief Executive Officer (referred to in this report as the "CEO") and independent professional compensation consultants.

COMPENSATION POLICIES AND PROCEDURES APPLICABLE TO EXECUTIVES FOR FISCAL 1999

      General. Compensation of the Company's executives is intended to attract, retain, and reward persons who are essential to the corporate enterprise. The fundamental policy of the Company's executive compensation program is to offer competitive compensation to executives that appropriately rewards the individual executive's contribution to corporate performance. The objective corporate performance measurement utilized by the Compensation Committee in fiscal 1999 for establishing executive compensation was the Company's earnings per share ("EPS"), which measurement the Compensation Committee believes reflects shareholder value. Additionally, the Compensation Committee utilizes subjective criteria for evaluating individual performance and relies substantially on the key managers, principally the CEO, in doing so. The

Compensation Committee focuses on three primary components of the Company's executive compensation program, each of which is intended to reflect individual and corporate performance: base salary compensation, annual incentive compensation, and long-term incentive compensation.

      Base Salary Compensation. Executives' base salaries are determined primarily by reference to compensation packages for similarly situated executives of companies of similar size or in comparable lines of business, with whom the Company expects to compete for executive talent. The Compensation Committee also assesses subjective qualitative factors to discern a particular executive's relative "value" to the corporate enterprise in establishing base salaries. At the initial Compensation Committee meeting each fiscal year, the Company's CEO proposes to the Compensation Committee a compensation package for each of the Company's executives, excluding the CEO. The Compensation Committee reviews the CEO's recommendations and determines the appropriate compensation packages for each of the executives for the forthcoming fiscal year. It has been the objective of the Compensation Committee, based on formal surveys conducted by the Company's compensation consultants and informal surveys of other publicly held companies in the textile industry or of similar market capitalization, that base salaries for the Company's executives be targeted at the 50th percentile of total cash compensation for comparable positions. The Compensation Committee believes that the Company's principal competitors for executive talent are not necessarily the same companies that would be included in a peer group compiled for purposes of measuring shareholder returns. Consequently, the comparable companies examined for compensation purposes are not the same as the companies comprising the indices in the Performance Graph included in this Proxy Statement.

      Annual Incentive Compensation. At the initial Compensation Committee meeting, the Compensation Committee also establishes the amounts available for cash bonuses (in the aggregate and per executive) based on the achievement of Company performance objectives approved by the full Board of Directors. The policy of the Compensation Committee for fiscal 1999 was to provide for potential bonuses based on corporate operating performance in amounts ranging from 10% to 65% of the executives' base salaries. Based on the Company's 1999 EPS, none of the bonus pool was distributed to the senior executives as incentive compensation. Executives were not entitled to any incentive compensation because EPS was less than 75% of the targeted amount. The objective corporate performance portion of the bonus pool would have been divided among the individual executives based upon sharing ratios established at the beginning of the fiscal year. The sharing ratios were determined on the basis of base salaries as well as the subjective, informal evaluation by the CEO of an individual executive's performance and his or her ability to affect the Company's operating performance.

      Long-Term Incentive Compensation. It is the Compensation Committee's philosophy that significant stock ownership by management creates a powerful incentive for executives to build long-term shareholder value. Accordingly, the Compensation Committee believes that an integral component of executive compensation is the award of equity-based compensation, which is intended to align executives' long-term interests with those of the Company's shareholders. Awards of stock options to executives have historically been at then-current market prices and, in keeping with the Company's objective to link pay with corporate performance, generally vest over a period of one to five years depending on the percentage increase in the Company's pre-tax earnings over the prior fiscal year. In fiscal 1999, option awards were consistent with the relative pay levels of the executives.

      Employment Contracts. In June of 1999, the Company entered into Change of Control Agreements and Noncompetition, Severance, and Employment Agreements with certain key managers. Mr. McBride, Mr. Fontenot and Mr. Shropshire were included in this group. All agreements were similar to those detailed in the following discussion of Mr. McBride's compensation with the exception that the applicable Noncompetition, Severance, and Employment Agreements are for a two (2) year term. In addition, the Company entered into a Change of Control Agreement with Mr. Carswell.

      Deferred Compensation. The nonqualified Deferred Compensation Plan provided for the Company's officers was terminated in July with all balances paid to the participants.

CEO MCBRIDE'S COMPENSATION

      In reviewing and approving Mr. McBride's fiscal 1999 compensation, the Compensation Committee considered the same criteria detailed herein with respect to executives in general. Mr. McBride's base salary for fiscal 1999 was established at $310,752, a 0% increase over his fiscal 1998 base salary. Mr. McBride received no incentive bonus for fiscal 1999 because the EPS was less than 75% of the targeted amount. Mr. McBride's targeted bonus for 1999 was 32.5% of his base salary if the Company achieved its targeted EPS. Had the Company achieved greater than 150% of its targeted EPS in fiscal 1999, Mr. McBride would have been eligible to receive a bonus pay out at 100% of his targeted bonus or a bonus equivalent to 65% of his base salary. Such amount and percentage were lower than prior years and reflected the Compensation Committee's belief that lower profit expectations necessitated a lower bonus opportunity. This is consistent with the Compensation Committee's philosophy that, because the Chief Executive Officer is in the greatest position to affect Company operating performance, his bonus opportunity should be closely tied to that performance.

      In June 1999, the Company entered into a Change of Control Agreement and a Noncompetition, Severance, and Employment Agreement with Mr. McBride. The Compensation Committee recommended both agreements to insure management continuity and stability in light of the challenges facing the Company. The Change of Control Agreement, which is for a rolling three (3) year term, calls for Mr. McBride to receive aggregate compensation equal to three (3) times his annual compensation being paid at the time of termination, should he no longer be employed after a Change in Control. The Company is also required to maintain a life insurance policy for his benefit with a face amount of $500,000. The Noncompetition, Severance, and Employment Agreement, which has a fixed term of three (3) years and must be reviewed by the Board of Directors not less than six
(6) months prior to the expiration of its term to be eligible to be renewed, calls for Mr. McBride to receive severance upon termination without just cause for the remainder of the term or six (6) months, whichever is greater.

COMPLIANCE WITH INTERNAL REVENUE CODE 162(m)

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted as part of the Omnibus Budget Reconciliation Act of 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to Named Executive Officers. Under the regulations, certain "performance based" compensation is not subject to the deduction limit. The 1992 Stock Plan contains certain per-participant limitations on grants pursuant to the 1992 Stock Plan so that awards of stock options pursuant to such plan should be considered "performance based." Because the Company does not believe it is in any immediate danger of losing any deductions, no definitive determinations have been made by the Compensation Committee as to whether it will cause the $1,000,000 limit to be exceeded in the future.

                L.R. JALENAK, JR., Chairman, and JULIUS LASNICK

                               PERFORMANCE GRAPH

      The following graph compares the cumulative returns of $100 invested in
(a) the Company, (b) the Media General New York Stock Exchange Index ("Media General NYSE Index"), and (c) the Media General Financial Services Industry Group 628-Textile Manufacturing Index ("Media General Textile Mfg."), for the period covering the Company's five most recent fiscal years, assuming reinvestment of all dividends.

                              9/94      9/95      9/96      9/97      9/98      9/99
                              ----      ----     -----      ----      ----      ----
Dyersburg Corporation         100        74        88       188        59         5
Media General Textile Mfg.    100        97       112       124       102        75
Media General NYSE Index      100       121       143       196       201       240


                  PROPOSAL TWO - AMENDMENT TO 1992 STOCK PLAN

      The Board of Directors has approved and recommends that the shareholders approve an amendment to the 1992 Stock Plan to increase the number of shares of Common Stock available for grant under the 1992 Stock Plan by 1,000,000 shares, for a total of 2,200,000 shares subject to option thereunder.

      The Board of Directors believes that it is important to make stock option grants on an annual basis to its management employees and also to grant options to newly hired employees. The Board of Directors believes that the Company's ability to grant options to purchase Common Stock is an essential element to assure that existing management employees remain committed to the Company as well as to assure that the Company can recruit additional management employees when needed.

      Accordingly, on November 3, 1999, the Board of Directors adopted a resolution amending the 1992 Stock Plan, subject to shareholder approval, to increase the number of shares authorized for issuance thereunder by 1,000,000. If the proposed amendment is approved, there will be 2,200,000 shares available for issuance under the 1992 Stock Plan. A copy of the proposed amendment to the 1992 Stock Plan is attached as Exhibit A.

      The proposed amendment to the 1992 Stock Plan will be approved if the votes cast in favor of the amendment exceed the votes cast against it. The Board of Directors recommends that the shareholders vote FOR the approval of the amendment to the 1992 Stock Plan.

SUMMARY OF MATERIAL PROVISIONS OF THE 1992 STOCK PLAN

      The following is a summary of the material provisions of the 1992 Stock Plan, as amended by Proposal No. 2:

             Shares: The 1992 Stock Plan authorizes the issuance of up to 2,200,000 shares of the Company's Common Stock. Shares awarded under the 1992 Stock Plan may consist, in whole or in part, of any combination of authorized and unissued or treasury shares. Any shares as to which an option or other award expires, lapses unexpired, or is forfeited, terminated or canceled may become subject to a new option or other award. Currently, there are approximately 174,321 shares issued under or subject to awards under the 1992 Stock Plan.

             Eligibility: Officers and other key employees of the Company and its subsidiaries and affiliates who are responsible for or contribute to the management, growth, or profitability of the Company are eligible to be granted awards under the 1992 Stock Plan. The maximum number of shares of Common Stock for which awards may be granted to any participant in any one year is 100,000. The number of officers and other key employees currently eligible for awards under the 1992 Stock Plan is approximately 45.

             As part of their compensation for serving as directors of the Company, Outside Directors will receive an option to purchase 5,000 shares of Common Stock upon their initial election to the Board of Directors. In addition, options to purchase 2,000 shares of Common Stock are automatically granted to each Outside Director upon his reelection to the Board of Directors if such director has served at least one year prior to such reelection. The exercise price of such options is equal to the fair market value of the Common Stock on the date of election. The term of such options is ten years, and they are exercisable one year from the date of grant. There are currently five Outside Directors eligible to participate in the 1992 Stock Plan.

             Administration. The 1992 Stock Plan will be administered by a Committee of not less than three disinterested persons appointed by the Board of Directors, which Committee is currently the Compensation Committee. The Compensation Committee shall have no authority to determine the terms and conditions of any awards to Outside Directors.

             Awards Under the Plan. The Compensation Committee will have the authority to grant the following types of awards to officers and key employees under the 1992 Stock Plan: Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock and Other Stock-Based Awards.

             Stock Options. Incentive stock options ("ISOs") and non-qualified stock options may be granted for such number of shares as the Compensation Committee may determine and may be granted alone, in conjunction with, or in tandem with, other awards under the 1992 Stock Plan or cash awards outside the 1992 Stock Plan. A stock option is exercisable at such times and subject to such terms and conditions as the Compensation Committee determines. However, in the case of an ISO, the term may be no more than ten years after the date of grant (five years in the case of ISOs for certain 10% shareholders). The option price for any ISO may not be less than 100% (110% in the case of certain 10% shareholders). The option price for any ISO may not be less than 100% (110% in the case of certain 10% shareholders) of the fair market value of the Common Stock as of the date of grant and for any non-qualified stock option may not be less than 50% of the fair market value as of the date of grant. Stock options and stock appreciation rights granted under the 1992 Stock Plan may not be assigned or transferred other than by will or by the laws of descent and distribution.

             Stock Appreciation Rights. Stock appreciation rights may be granted under the 1992 Stock Plan in conjunction with all or part of a stock option and are exercisable only when the underlying stock option is exercisable. Once a stock appreciation right has been exercised, the related portion of the stock option underlying the stock appreciation rights terminates. Upon the exercise of a stock appreciation right, the Company must pay to the employee in cash, Common Stock or a combination thereof (the method of payment to be at the discretion of the Compensation Committee), an amount equal to the excess between the fair market value of the Common Stock on the exercise date and the option price, multiplied by the number of stock appreciation rights being exercised.

             Restricted Stock and Deferred Stock. Restricted stock and deferred stock awards may be granted alone, in conjunction with, or in tandem with, other awards under the 1992 Stock Plan. The provisions attendant to a grant of restricted stock or deferred stock may vary from participant to participant. In making award of restricted stock or deferred stock, the Compensation Committee determines the periods during which the restricted stock or deferred stock is subject to forfeiture and may provide such other awards designed to guarantee a minimum value for such stock. During the restriction period or the deferral period, the employee may not sell, transfer, pledge, or assign the restricted stock or his right to deferred stock but will be entitled to vote the restricted stock and to receive, at the election of the Compensation Committee, cash or deferred dividends.

             Other Stock-Based Amounts. The Compensation Committee may grant eligible individuals stock purchase rights with respect to the Common Stock at (a)'a price not less than 85% nor greater than 100% of the fair market value, or (b)'book value (all values being as of the date of grant). The Compensation Committee may condition such rights, or their exercise, on such terms and conditions as it may determine. Rights to purchase the Common Stock are exercisable for a period of up to 30 days as determined by the Compensation Committee.

             The Compensation Committee also may grant other types of awards such as performance shares, convertible preferred stock, convertible debentures, or other exchangeable securities, that are valued, as a whole or in part, by reference to or otherwise based on the Common Stock. These awards may be granted alone, in addition to, or in tandem with, stock options, stock appreciation rights, restricted stock, deferred stock, stock purchase rights, or cash awards outside of the 1992 Stock Plan. Awards will be made upon such terms and conditions as the Compensation Committee may determine.

      Change of Control Provisions. If there is a change in control or a potential change in control of the Company (as defined in the 1992 Stock Plan), stock appreciation rights and limited stock appreciation rights outstanding for at least six months, and any stock options which are not then exercisable, in the discretion of the Board, may become fully exercisable and vested. Notwithstanding the foregoing, stock appreciation rights held by any person subject to Section 16(b) of the Exchange Act will be automatically exercised if the change in control or potential change in control is not within the control of such person for purposes of Rule 16b-3(e)(3) of the Exchange Act. Also, in the discretion of the Board, the restrictions and deferral limitations applicable to restricted stock, deferred stock, stock purchase rights, and other stock-based awards may lapse and such shares and awards will be deemed fully vested. Stock options, stock appreciation rights, limited stock appreciation rights, restricted stock, deferred stock, stock purchase rights, and other stock-based awards will, unless otherwise determined by the Compensation Committee in its sole discretion, be cashed out on the basis of the change in control price (as defined in the 1992 Stock Plan and as described below). The change in control price will be the highest price per share paid in any transaction reported on the New York Stock Exchange or paid or offered to be paid in any bona fide transaction relating to a change in control or potential change in control, at any time during the immediately preceding sixty-day period. The Compensation Committee has the discretion to determine the change in control price, based on the parameters described in the preceding sentence.

      Amendment. The 1992 Stock Plan may be amended by the Board of Directors, except that the Board of Directors may not, without the approval of the Company's shareholders, increase the number of shares available for distribution, change the pricing rules applicable for stock options or stock purchase rights, change the class of employees eligible to receive awards under the 1992 Stock Plan, or extend the term of the 1992 Stock Plan.

      Adjustment. In the case of a stock split, stock dividend, reclassification, recapitalization, merger, reorganization, or other change in the Company's structure affecting the Common Stock, appropriate adjustments (as determined by the Compensation Committee in its sole discretion) will be made in the number of shares reserved under the 1992 Stock Plan, in the number of shares covered by options and other awards then outstanding under the 1992 Stock Plan and, where applicable, the exercise price for awards under the 1992 Stock Plan.

      Federal Income Tax Aspects with Respect to Stock Options and Restricted Stock Awards. The following is a brief summary of the federal tax income tax aspects of stock options and restricted stock awards made under the 1992 Stock Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences:

             Incentive Stock Options. No taxable income is realized by the participant upon the grant or exercise of an ISO. If Common Stock is issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the participant within two years of the date of grant or within one year after the transfer of the shares to the participant, then: (a) upon the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain, and any loss sustained will be a capital loss, and (b) no deduction will be allowed to the Company for federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in an alternative minimum tax liability for the participant unless the participant makes a disqualifying disposition of the shares received upon exercise.

             If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, then generally: (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and
      (b) the Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

             Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

             Non-qualified Stock Options. Except as noted below, with respect to non-qualified stock options: (a) no income is realized by the participant at the time the option is granted; (b) generally upon exercise of the option, the participant realized ordinary income is an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise and the Company will be entitled to a tax deduction in the same amount; and
      (c) at disposition, any appreciation (or depreciation) after date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

             Restricted Stock. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock. However, a participant may elect, under Section 83(b) of the Code within thirty (30) days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. Thereafter, if the shares are forfeited, the participant will be entitled to a capital loss in an amount equal to the purchase price of the forfeited shares regardless of whether the participant made a Section 83(b) election.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      Upon recommendation of the Audit Committee, the Board of Directors has selected Ernst & Young LLP to serve as independent auditors for the current fiscal year. Such firm has served as the Company's independent auditors since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                           PROPOSALS OF SHAREHOLDERS

      Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to the Company in a timely manner. In order to be so included for the next annual meeting, shareholder proposals must be received by the Company no later than August 19, 2000, and must comply with the requirements of Rule 14a-8. In addition, the Company's Bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of shareholders. In general, notice must be received by the Secretary of the Company not less than 120 days prior to the date the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters.

                                 OTHER MATTERS

      The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

                            METHOD OF COUNTING VOTES

      Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum. Abstentions and broker non-votes will not be considered for the purpose of determining the number of votes cast for or against any director nominee or the proposal to amend the 1992 Stock Plan. A broker non-vote occurs when a broker holding shares registered in a street name is permitted to vote, in the broker's discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the "non-vote") on the non-routine matter.

                         FINANCIAL STATEMENTS AVAILABLE

      A copy of the Company's 1999 Annual Report containing audited financial statements accompanies this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

      UPON WRITTEN REQUEST TO WILLIAM S. SHROPSHIRE, JR., SECRETARY, DYERSBURG CORPORATION, 15720 JOHN J. DELANEY DRIVE, SUITE 445, CHARLOTTE, NORTH CAROLINA 28277, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SEC ON FORM 10-K.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /S/WILLIAM S. SHROPSHIRE, JR.
                                          WILLIAM S. SHROPSHIRE, JR.
                                          SECRETARY

December 13, 1999

                                                                       EXHIBIT A

                     AMENDMENT TO THE DYERSBURG CORPORATION
                           1992 STOCK INCENTIVE PLAN

      Dyersburg Corporation, a Tennessee corporation, hereby amends its 1992 Stock Incentive Plan (the "1992 Stock Plan") to be effective upon shareholder approval in accordance with the 1992 Stock Plan so that the first paragraph of Section'3 shall be deleted in its entirety and replaced by the following:

             "The aggregate number of shares of Common Stock reserved and available for distribution under the 1992 Stock Plan shall not exceed 2,200,000, subject to adjustment as provided in the final paragraph of this Section 3. The maximum number of shares of Common Stock for which awards may be granted to any participant in any one year period shall be 100,000, subject to adjustment as provided in the final paragraph of this
      Section 3. Notwithstanding the foregoing limitation, nothing herein shall cause a reduction in the number of shares of Common Stock subject to awards outstanding to any eligible employee as of January 24, 1996."

                                                                      APPENDIX A
                                     PROXY
                             DYERSBURG CORPORATION
    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS OF DYERSBURG CORPORATION (THE "COMPANY" TO BE HELD JANUARY 26,
2000).
    The undersigned hereby appoints T. Eugene McBride and William S. Shropshire, Jr., and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown hereon on this proxy at the Annual Meeting of Shareholders of the Company to be held at the Ballantyne Country Club, 11120 Ballantyne Crossing, Charlotte, North Carolina 28277 on Wednesday, January 26, 2000, at 9:00 a.m. E.S.T. and any adjournment thereof.

(1)  ELECTION OF DIRECTORS:

    [ ] FOR all nominees listed to the    [ ] WITHHOLD AUTHORITY to vote for       [ ] Class I director nominees: L.R.
        right (except as marked to the        all nominees listed to the right         Jalenak, Jr., T. Eugene McBride and
        contrary)                                                                      John D. Howard. Class III
                                                                                       director nominees: M.L. Fontenot
                                                                                       and James P. Casey.

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT
               THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

(2)  Amendment to the Company's 1992 Stock Incentive Plan.

                 [ ]  FOR          [ ]  AGAINST     [ ]  ABSTAIN

(3) In their discretion on any other matter that may properly come before said meeting or any adjournment thereof.

             (Please date and sign this proxy on the reverse side.)

    Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the election of all five director nominees and FOR the amendment to the Company's 1992 Stock Incentive Plan.

                                                  PLEASE SIGN HERE AND RETURN
                                                  PROMPTLY

                                                  ------------------------------

                                                  ------------------------------

                                                  Date:
                                                        ------------------------

                                                  Please sign exactly as your
                                                  name appears on your stock
                                                  certificate. If registered in
                                                  the names of two or more
                                                  persons, each should sign.
                                                  Executors, administrators,
                                                  trustees, guardians,
                                                  attorneys, and corporate
                                                  officers should show their
                                                  full titles.

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  If you have changed your address, please PRINT your new address on this line